AGREEMENT TO PARTICIPATE IN OIL AND GAS DEVELOPMENT JOINT VENTURE

THIS AGREEMENT is made and entered into this 6th day of July, 2010, by and between BAYSHORE OPERATING CORPORATION, LLC, whose address is 449 Woodhaven, Ingleside, Texas, 78362 (hereinafter referred to as "OPERATOR"), and TORCHLIGHT ENERGY, whose address is ______________________________(hereinafter referred to as "PARTICIPANT"). WITNESSETH, that for and in consideration of the payment of $50,000 to OPERATOR by PARTICIPANT and the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1. DEVELOPMENT PROJECT. The subject project is named the MARCELINA CREEK FIELD DEVELOPMENT comprised of approximately 1,044.64 acres in Wilson County, Texas more fully described in Exhibit A attached hereto and made a part hereof.

2. OIL, GAS AND MINERAL LEASE. OPERATOR hereby represents that it is the owner of the oil, gas and mineral lease covering the lands in said development project and, as such, having all the rights and privileges conveyed by said lease, is fully capable and within its legal right to further convey interests in this lease as stipulated by this agreement. Lease ownership documents are attached hereto in Exhibit B and made a part hereof.

3. TERMS OF PROJECT. The terms of the project for PARTICIPANT are as follows:

Acquisition Cost:	$750,000 to be paid as stipulated herein
Working Interest:	50% to 75%
Net Revenue Interest:	75% for 100% W.I.

DRILLING COMMITMENTS:

First Well: PARTICIPANT will pay to OPERATOR $50,000 at rig move in, then re-enter Johnson #1 and attempt to drill a minimum of 1,800' horizontally in the Buda formation on a different azimuth than the current completion. Total drilling and completion costs for the first re-entry within this 280 acre unit will be paid 100% by PARTICIPANT for a 50% working interest.

Second through Fourth Wells: After mutual agreement as to locations, drill the first three vertical development location wells at depths sufficient to test the Buda formation with the first vertical well to be drilled within six (6) months of the effective date of this agreement.

Second Well: PARTICIPANT will pay to OPERATOR $50,000 at rig move in and $200,000 when well is completed or plugged and abandoned, whichever comes first. Further, PARTICIPANT will pay 100% of the total drilling and completion costs for a 75% working interest.

Third and Fourth Wells: PARTICIPANT will pay to OPERATOR $50,000 at rig move in and $150,000 when well is completed or plugged and abandoned, whichever comes first. Further, PARTICIPANT will pay 100% of the total drilling costs for a 75% working interest with OPERATOR to pay 25% of the completion costs.

Subsequent Wells and Re-works: On the balance of acreage outside the 280 acre Johnson unit, PARTICIPANT will receive a 75% working interest. Work to be done, as and when proposed, will be on a pro rata basis.

OPERATING OVERHEAD:

OPERATOR will elect to use a Fixed Rate Basis option as provided for in the Accounting Procedures Joint Operations COPAS form to be attached to the Model Form Operating Agreement.

AREA OF MUTUAL INTEREST. Execution of this agreement hereby establishes an Area of Mutual Interest that encompasses all lands within one (1) mile outside the metes and bounds of this development project.

4. EFFECTIVE DATE. The effective date of this option agreement shall be July 6, 2010.

5. DEPOSIT. The deposit for said project is Fifty Thousand Dollars ($50,000) to be credited by OPERATOR to the total acquisition cost.

6. PAYMENT OF DEPOSIT. Payment of deposit shall be made by PARTICIPANT by certified check or bank wire to OPERATOR within five (5) business days of the effective date of this agreement. Payment of deposit is subject to due diligence by PARTICIPANT regarding the ownership of the leasehold estate held by OPERATOR.

7. CLOSING. On or before the expiration of fourteen days (14) from the effective date of this agreement, PARTICIPANT will close on said project on the terms set forth herein by first notifying OPERATOR of the intended closing date. OPERATOR will prepare an Operating Agreement and assignment to convey the working interests, stipulated herein, to PARTICIPANT. With the executed assignment and Operating Agreement in hand, OPERATOR and PARTICIPANT will meet no later than July 20, 2010 to exchange a certified check, in the amount of 100% of the Authority for Field Expenditure for the drilling and completion costs for the re-entry of the Johnson #1 and the $50,000 portion of the acquisition cost, for the said assignment of interests. For expediency, a courier service may be used to convey documents and bank wires used to transfer funds.

8. TRANSFER OF DRILLING FUNDS. As soon as is practicable and after the mutual execution of the Operating Agreement, PARTICIPANT will notify OPERATOR when PARTICIPANT desires to schedule the next vertical well. Based on such notice, OPERATOR will prepare an Authority for Field Expenditure for the

first vertical well and deliver same to PARTICIPANT. PARTICIPANT will have ten (10) days to transfer its share of drilling and completion funds to OPERATOR by certified check or bank wire. Future wells and re-works will follow the same funds transfer process as set out herein.

9. NOTIFICATION. Any notice required or permitted hereunder shall be in writing and shall be delivered by U.S. First Class Certified Mail Return Receipt Requested, by courier service or by electronic mail (email). The date of any notification shall be deemed to be the verifiable date on the sender's, or recipient's receipt of the date such notification was actually sent.

10. AGREEMENT BINDING. This agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors, and assigns.

11. TEXAS LAW. This agreement is subject to all valid and applicable federal, state and local laws, rules and orders, and shall be governed under the laws of the State of Texas.

12. COUNTERPART EXECUTION. This agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, this agreement is executed by the parties hereto on the dates of their respective acknowledgements and shall become effective when each party has been delivered a counterpart bearing the signatures of all the parties.

OPERATOR:

BAYSHORE OPERATING CORPORATION, LLC

BY:______________________________
NORMAN R. FLEEMAN, JR., DIRECTOR

STATE OF NEW MEXICO)(
COUNTY OF)(

This instrument was acknowledged BEFORE ME on this ____ day of July , 2010, by Norman R. Fleeman, Jr.

____
Notary Public, State of New Mexico

PARTICIPANT:

TORCHLIGHT ENERGY

BY:______________________________
TOM LAPINSKI, PRESIDENT

STATE OF COLORADO)(
COUNTY OF Jefferson)(

This instrument was acknowledged BEFORE ME on this 6th day of July, 2010, by Tom Lapinski.

____
Notary Public, State of Colorado

TERESA J. COWEN
NOTARY PUBLIC, STATE OF COLORADO

OPERATOR:

BAYSHORE OPERATING CORPORATION, LLC

BY:
NORMAN R. FLEEMAN, JR., DIRECTOR

STATE OF NEW MEXICO)(
COUNTY OF Dona Ana)(

This instrument was acknowledged BEFORE ME on this 13th day of July, 2010, by Norman R. Fleeman, Jr.

Notary Public, State of New Mexico

PARTICIPANT:

TORCHLIGHT ENERGY

BY:_____________________________
TOM LAPINSKI, PRESIDENT

STATE OF COLORADO)(
COUNTY OF)(

This instrument was acknowledged BEFORE ME on this ____day of July, 2010, by Tom Lapinski.

____
Notary Public, State of Colorado